Exhibit 10.2

AMENDED AND RESTATED SECURED PROMISSORY NOTE

$625,000.00	April 11, 2023

FOR VALUE RECEIVED, INVICTUS WEALTH GROUP, LLC, a Mississippi limited liability company (“Maker”), hereby promises to pay to the order of DIGIPATH, INC., a Nevada corporation (“Payee”), with an address at 6450 Cameron Street #113, Las Vegas, NV 89118, the principal sum of SIX HUNDRED TWENTY FIVE THOUSAND DOLLARS ($625,000.00), together with all interest that has accrued thereon in accordance with the terms of this Secured Promissory Note (this “Note”).

The principal sum of this Note shall be payable as follows: (i) payments in the amount of $100,000.00 each, shall be due and payable on each of September 30, 2023 and December 31, 2023; and (ii) a final payment in the amount of $425,000 shall be due and payable on March 31, 2024 (the “Maturity Date”).

The outstanding principal amount of this Note shall bear interest from the date hereof at the rate of ten (10%) percent per annum, based on a year of 360 days comprised of twelve 30-day months, for actual days elapsed, until the date on which the last payment of principal under this Note shall have been paid. Interest on this Note shall be due and payable monthly in arrears on the first day of each month, and on the Maturity Date, provided that the first such payment shall not be due until June 1, 2023.

This Note has been issued and delivered to Payee under that certain Asset Purchase Agreement (the “Purchase Agreement”), dated as of December 5, 2022, among Maker and Payee, under which Maker purchased the Purchased Assets (as defined in the Purchase Agreement) from Payee. The original SECURED PROMISSORY NOTE was signed on December 5, 2022. The Amended and Restated Secured Promissory Note is signed as of: May 8, 2023 .

Payee shall have a continuing lien on, and is hereby granted a security interest in, all of Maker’s right, title and interest in and to the Purchased Assets and all proceeds thereof, whether now owned or hereafter arising (collectively, the “Collateral”) for the express purpose of serving as collateral security for the payment of all amounts payable under this Note. By its execution of this Note, Maker authorizes Payee to file one or more financing statements describing the Collateral. Prior to the payment in full of this Note, Maker shall not sell or transfer any of the Collateral without Payee’s consent. Upon an Event of Default (as defined below), Payee shall be permitted to exercise all of its rights as a secured party under the Uniform Commercial Code as in effect in the State of Nevada in respect of the Collateral.

This Note may be prepaid, in whole or in part, at any time or from time to time, without premium or penalty. All payments made on this Note shall be applied first to interest accrued to the date of the payment and then to the outstanding principal payments due under this Note. All prepayments of the principal due under this Note shall be applied to such maturities as shall be designated by Maker.

All payments or prepayments of principal and interest and other sums due pursuant to this Note shall be made by check to Payee at its address set forth above, or in immediately available funds by wire transfer to Payee’s account at such bank as Payee shall have previously designated to Maker.

Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or legal holiday under the laws of the State of Nevada, such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of payment of interest hereunder.

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Note:

(i)	Maker shall fail to pay when due any amount due under this Note and such failure shall not be cured within five days after the date such payment was due;

(ii)	Maker shall commence any case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to Maker, or seeking to adjudicate Maker a bankrupt or insolvent, or seeking reorganization, arrangement or other relief with respect to Maker or any of its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for Maker or for all or any part of its assets, or Maker shall make a general assignment for the benefit of creditors, or there shall be commenced against Maker any case, proceeding or other action of a nature referred to in this clause (ii), or there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of the assets of Maker which results in the entry of an order for any such relief, or Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause (ii), or Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay his debts as they become due; or

(iii)	Maker shall breach any provision of this Note or the Asset Purchase Agreement, and such breach, if capable of cure, shall continue for a period of ten days.

Upon the occurrence and during the continuance of an Event of Default, the holder of this Note may, at its option, by notice in writing to Maker, declare this Note to be, and this Note shall forthwith become, due and payable; provided, however, that upon the occurrence of an Event of Default specified in clause (ii) above, the principal balance of and all accrued interest on this Note shall automatically become due and payable forthwith, without demand or notice of any kind. If an Event of Default occurs, Maker shall pay to the holder of this Note all expenses (including, without limitation, reasonable attorneys’ fees and expenses and court fees and court costs) incurred by the holder in connection with obtaining advice as to its rights and remedies in connection with such default and in connection with enforcing and collecting this Note.

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Maker hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of this Note. No waiver of any provision of this Note, or any agreement or instrument evidencing or providing security for this Note, made by agreement of Payee and any other person or party, shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of Maker under this Note. No failure to exercise and no delay in exercising, on the part of Payee, any right, power or privilege under this Note shall operate as a waiver thereof nor shall simple or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power, right or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

In case any provision contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and shall remain in full force and effect.

This Note may not be amended except by an instrument in writing signed by the Maker and the holder of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to its doctrine of conflict of laws. Maker, by its execution hereof, and Payee by its acceptance hereof (I) AGREE THAT ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING FROM OR RELATED TO THIS NOTE MAY BE INSTITUTED ONLY IN A STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEVADA; (II) WAIVE ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING OR BASED ON FORUM NON CONVENIENS; (III) CONSENT TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER; AND (IV) WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO IT AT ITS ADDRESS SET FORTH IN THE PURCHASE AGREEMENT OR TO ANY OTHER ADDRESS FOR IT AS MAY HEREAFTER BE DESIGNATED IN ANY WRITTEN NOTICE BY IT TO THE OTHER.

This Note shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the successors and assigns of the Payee.

Any notice from the holder of this Note to the Maker shall be deemed given when delivered to the Maker by hand or when deposited in the United States mail and addressed to the Maker at the address of the Maker set forth in the first paragraph of this Note.

[Signature Page Follows]

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INVICTUS WEALTH GROUP, LLC

By:
Name:	Jermaine Moore
Title:	Manager, Invictus Wealth Group, LLC

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